Exhibit 10.3

BITMINE IMMERSION TECHNOLOGIES, INC.

RESTRICTED STOCK AGREEMENT

FOR

[name]

1.             Award of Restricted Stock. Bitmine Immersion Technologies, Inc., a Delaware corporation (the “Company”) hereby grants, as of August 23, 2022 (the “Date of Grant”), to ________________ (the “Recipient”), _________________ restricted shares of the Company’s Common Stock, par value $0.0001 per share (collectively the “Restricted Stock”).

2.             Vesting of Restricted Stock.

(a)           General Vesting. The shares of Restricted Stock shall become vested in the following amounts, at the following times and upon the following conditions, provided that the Continuous Service of the Recipient continues through and on the applicable Vesting Date:

Percentage of Restricted Stock	Vesting Date

Except as otherwise provided in Sections 2(b) and 4 hereof, there shall be no proportionate or partial vesting of shares of Restricted Stock in or during the months, days or periods prior to each Vesting Date, and all vesting of shares of Restricted Stock shall occur only on the applicable Vesting Date.

(b)          Acceleration of Vesting of Vesting Date. The Vesting Date shall be accelerated in the following events:

i.            Change in Control. In the event that a Change in Control of the Company occurs during the Recipient’s Continuous Service, the shares of Restricted Stock subject to this Agreement shall become immediately vested as of the date of the Change in Control.

ii.           Termination for Good Reason. In the event the Recipient terminates his Continuous Service for Good Reason, the shares of Restricted Stock subject to this Agreement shall become immediately vested as of the date of the termination.

iii.          Termination for Without Cause. In the event the Company terminates the Recipient from his Continuous Service Without Cause, the shares of Restricted Stock subject to this Agreement shall become immediately vested as of the date of the termination.

iv.          Acceleration of Vesting at Company Discretion. Notwithstanding any other term or provision of this Agreement, the Board shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Recipient and of the Company, to accelerate the vesting of any shares of Restricted Stock under this Agreement, at such times and upon such terms and conditions as the Board shall deem advisable.

3.            Delivery of Restricted Stock.

(a)           Issuance of Stock Certificates and Legends. A stock certificate representing the Restricted Stock shall be issued in one or more stock certificates on the Date of Grant which shall be held and retained by the Records Administrator of the Company until the date (the “Applicable Date”) on which the shares (or a portion thereof) subject to this Restricted Stock award become Vested Shares pursuant to Section 2 hereof, subject to the provisions of Section 4 hereof. All such stock certificates shall bear the following legends, along with such other legends that the Board shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders’ agreement:

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THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL VESTING AND OTHER RESTRICTIONS AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES, AND INCLUDE VESTING CONDITIONS WHICH MAY RESULT IN THE COMPLETE FORFEITURE OF THE SHARES.

(b)          Stock Powers. The Recipient shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing shares of Restricted Stock until such shares become Vested Shares. If the Recipient shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Recipient hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.

(c)          Delivery of Stock Certificates. In the event the Company issues certificates representing Restricted Stock pursuant to Section 3(a), on or after each Applicable Date, upon written request to the Company by the Recipient, the Company shall promptly cause a new certificate or certificates to be issued for and with respect to all shares that become Vested Shares on that Applicable Date, which certificate(s) shall be delivered to the Recipient as soon as administratively practicable after the date of receipt by the Company of the Recipient’s written request. The new certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate (including those relating to restrictions on transferability and/or obligations and restrictions under the Securities Laws).

(d)          Issuance Without Certificates. If the Company is authorized to issue Shares without certificates, then the Company may, in the discretion of the Board, issue Shares pursuant to this Agreement without certificates, in which case any references in this Agreement to certificates shall instead refer to whatever evidence may be issued to reflect the Recipient’s ownership of the Shares subject to the terms and conditions of this Agreement.

4.            Forfeiture of Non-Vested Shares. If the Recipient’s Continuous Service with the Company and the Related Entities is terminated for any reason, any Shares of Restricted Stock that are not Vested Shares, and that do not become Vested Shares pursuant to Section 2 hereof as a result of such termination, shall be forfeited immediately upon such termination of Continuous Service and revert back to the Company without any payment to the Recipient. The Board shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Non-Vested Shares pursuant to this Section 4.

5.            Rights with Respect to Restricted Stock.

(a)          General. Except as otherwise provided in this Agreement, the Recipient shall have, with respect to all of the shares of Restricted Stock actually issued, whether Vested Shares or Non-Vested Shares, all of the rights of a holder of shares of common stock of the Company, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of shares of common stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited). Any Shares issued to the Recipient as a dividend with respect to shares of Restricted Stock shall have the same status and bear the same legend as the shares of Restricted Stock and shall be held by the Company, if the shares of Restricted Stock that such dividend is attributed to is being so held, unless otherwise determined by the Board. In addition, notwithstanding any provision to the contrary herein, any cash dividends declared with respect to shares of Restricted Stock subject to this Agreement shall be held in escrow by the Board until such time as the shares of Restricted Stock that such cash dividends are attributed to shall become Vested Shares, and in the event that such shares of Restricted Stock are subsequently forfeited, the cash dividends attributable to such portion shall be forfeited as well.

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(b)          Adjustments to Shares. If at any time while this Agreement is in effect (or Shares granted hereunder shall be or remain unvested while Recipient’s Continuous Service continues and has not yet terminated or ceased for any reason), there shall be any increase or decrease in the number of issued and outstanding Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such Shares, then and in that event, the Board shall make any adjustments it deems fair and appropriate, in view of such change, in the number of shares of Restricted Stock then subject to this Agreement. If any such adjustment shall result in a fractional Share, such fraction shall be disregarded.

(c)          No Restrictions on Certain Transactions. Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6.            Transferability. Unless otherwise determined by the Board, the shares of Restricted Stock are not transferable unless and until they become Vested Shares in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient. Except as otherwise permitted pursuant to the first sentence of this Section, any attempt to effect a Transfer of any shares of Restricted Stock prior to the date on which the shares become Vested Shares shall be void ab initio.

7.            Tax Matters; Section 83(b) Election.

(a)           Section 83(b) Election. The Recipient and the Company acknowledge and agree that the Recipient is not employed as an employee of the Company at this time, that the Company is not obligated to pay the Recipient wages at this time, and that the Company is not obligated to withhold federal, state or local taxes from any compensation payable to the Recipient at this time. Accordingly, if the Recipient properly elects, within thirty (30) days of the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Date of Grant) of the Restricted Stock pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the Recipient shall be solely responsible for declaring and paying all federal, state and local taxes payable on the gross income reportable as result of such election.

(b)           No Section 83(b) Election. If the Recipient does not properly make the election described in Section 7(a) above, and the Recipient qualifies as an employee for whom the Company is obligated to withhold federal, state or local taxes from any amounts paid to Recipient at the time the Restricted Stock becomes Vested Shares, the Recipient shall, no later than the date or dates as of which the restrictions referred to in this Agreement hereof shall lapse, pay to the Company, or make arrangements satisfactory to the Board for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock (the “Withholding Amounts”). The Recipient hereby agrees to indemnify and hold the Company harmless against all claims, liabilities and costs, including attorney’s fees, arising from or resulting from the Recipient’s failure to pay the Withholding Amounts directly or failure to reimburse the Company for the Withholding Amounts. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Vested Shares that otherwise would be distributed to the Recipient under this Agreement) otherwise due to Recipient any Withholding Amounts. On the other hand, if the Recipient does not properly make the election described in Section 7(a) above, and the Recipient does not qualify as an employee for whom the Company is obligated to withhold federal, state or local taxes from any amounts paid to Recipient at the time the Restricted Stock becomes Vested Shares, the Recipient shall be solely responsible for declaring and paying all federal, state and local taxes payable on the gross income reportable as result of the Restricted Stock becoming Vested Shares.

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(c)           Recipient’s Responsibilities for Tax Consequences. Tax consequences on the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Recipient. The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and the Recipient’s filing, withholding and payment (or tax liability) obligations.

8.             Amendment, Modification & Assignment; Non-Transferability. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and his heirs and legal representatives and on the successors and assigns of the Company.

9.             Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10.           Definitions. For purposes of this Agreement, the following terms shall have the following meaning:

(a)           “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and any successor to such Rule.

(b)           “Board” means the Company’s Board of Directors.

(c)           “Change in Control” means shall mean the occurrence of any of the following:

i.             The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section, the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Date of Grant owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

ii.            During any period of three (3) consecutive years (not including any period prior to the Date of Grant) individuals who constitute the Board on the Date of Grant (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Date of Grant whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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iii.           Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Related Entities, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Related Entities (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Date of Grant owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

iv.          Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(d)           “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of employee or consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of employee, director, consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of employee or consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(e)           “For Cause” means the Recipient:

i.            Fails or refuses in any material respect to perform any duties, consistent with his position or those which may reasonably be assigned to him by the Board or materially violates Company policy or procedure;

ii.           Is grossly negligent in the performance of his duties hereunder which injures, or may be reasonably expected to injure, the reputation, business or operation of the Company;

iii.          Commits any act of fraud, willful misappropriation of funds, embezzlement or dishonesty with respect to the Company;

iv.          Is convicted of a felony or other criminal violation, which, in the reasonable judgment of the Company, could materially impair the Company from substantially meeting its business objectives;

v.           Engages in any other intentional misconduct adversely affecting the business or affairs of the Company in a material manner. The term “intentional misconduct adversely affecting the business or affairs of the Company” shall mean such misconduct that is detrimental to the business or the reputation of the Company as it is perceived both by the general public and the securities industry;

vi.          Dies or is disabled for three consecutive months in any calendar year to such an extent that the Recipient is unable to perform substantially all of his essential duties for that time; or

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vii.         Breaches any term or provision in this Agreement or any other agreement between the Company and the Recipient in any material respect.

With respect to matters referred to in Section 10(e)(i), (ii) and (vii) above, the Recipient shall not be terminated unless the Company has given the Recipient written notice of and opportunity to cure the alleged cause for termination and the Recipient has not fully cured the cause within (30) days of receipt of such written notice thereof (the “Cure Period”). Should Recipient fail to fully cure within thirty (30) days of receipt of such written notice, the Recipient’s employment shall terminate at the close of business on the last day of the Cure Period. Furthermore, there shall not be cause for termination under Sections 10(e)(i) if the Recipient unintentionally fails in any material respect to perform any duties, consistent with his position or those which may reasonably be assigned to him by the Board because of the Recipient’s physical or mental disability. In such case, the provisions of Section 10(e)(a)(vi) would control. With respect to matters referred to in Sections 10(e)(iii) through (vi) above, the Recipient may be terminated immediately without an opportunity to cure.

(f)            “Good Reason” means:

i.             Any removal of the Recipient from his position with the Company as of the Date of Grant without his being appointed to a comparable or higher position in the Company;

ii.            The assignment to the Recipient of duties materially inconsistent with the status of the position he holds with the Company as of the Date of Grant, and the Company fails to rescind such assignment within thirty (30) days following receipt of written notice to the Board of Directors of the Company from Recipient, which notice shall inform the Board of Directors which assignment of his is materially inconsistent and why and that absent its rescission, Recipient intends to terminate his employment for Good Reason;

iii.           Any requirement that the Recipient be required to perform his duties on a full-time basis outside of the city in which he lives as of the Date of Grant;

With respect to matters referred to in Section 10(f)(i), (ii) and (iii) above, the Recipient shall not terminate this Agreement for Good Reason unless the Recipient has given the Company written notice of and opportunity to cure the alleged Good Reason and the Company has not fully cured the Good Reason within (30) days of receipt of such written notice thereof.

(g)           “Non-Vested Shares” means any portion of the Restricted Stock subject to this Agreement that has not become vested pursuant to Section 2.

(h)           “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(i)            “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(j)            “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

(k)           “Vested Shares” means any portion of the Restricted Stock subject to this Agreement that is and has become vested pursuant to Section 2.

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(l)            “Without Cause” means the Company’s termination of the Recipient from the position that he holds as of the Date of Grant without notice and for a reason other than For Cause.

11.           Miscellaneous.

(a)            No Right to (Continued) Employment or Service. This Agreement and the grant of Restricted Stock hereunder shall not shall confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Company or any Related Entity.

(b)            No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c)            Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d)           No Trust or Fund Created. Neither this Agreement nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)           Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(f)            Interpretation. The Recipient accepts the Restricted Stock subject to all of the terms, provisions and restrictions of this Agreement. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

(g)           Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(h)           Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Chief Executive Officer at 2030 Powers Ferry Road SE, Suite 212, Atlanta, Georgia 30339, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i)            Section 409A.

i.	It is intended that the Restricted Stock awarded pursuant to this Agreement be exempt from Section 409A of the Code (“Section 409A”) because it is believed that the Agreement does not provide for a deferral of compensation and accordingly that the Agreement does not constitute a nonqualified deferred compensation plan within the meaning of Section 409A. The provisions of this Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Agreement may not be amended, adjusted, assumed or substituted for, converted or otherwise modified without the Recipient’s prior written consent if and to the extent that the Company believes or reasonably should believe that such amendment, adjustment, assumption or substitution, conversion or modification would cause the award to violate the requirements of Section 409A.

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ii.	In the event that either the Company or the Recipient believes, at any time, that any benefit or right under this Agreement is subject to Section 409A, and does not comply with the requirements of Section 409A, it shall promptly advise the other and the Company and the Recipient shall negotiate reasonably and in good faith to amend the terms of such benefits and rights, if such an amendment may be made in a commercially reasonable manner, such that they comply with Section 409A with the most limited possible economic effect on the Recipient and on the Company.

iii.	Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the shares of Restricted Stock awarded pursuant to this Agreement are exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto that either is consented to by the Recipient or that the Company reasonably believes should not result in a violation of Section 409A, is deemed to violate any of the requirements of Section 409A.

(j)             Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(k)            Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

[signatures on following page]

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IN WITNESS WHEREOF, the parties hereto, agree to the terms of this Agreement and acknowledge receipt as dated below.

BITMINE IMMERSION TECHNOLOGIES, INC., a Delaware corporation

By:
Name: Title:

Agreed and Acknowledged Receipt of Agreement:

RECIPIENT:

By: ___________________________

Name: _________________________

Dated: ___________________________

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